UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2016, Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Issuer”), and a wholly-owned finance subsidiary of Perrigo Company plc, a public limited company incorporated under the laws of Ireland (the “Company”), announced the closing of its offering of $1.2 billion of senior notes consisting of $500.0 million aggregate principal amount of its 3.500% Senior Notes due 2021 (the “2021 Notes”) and $700.0 million aggregate principal amount of its 4.375% Senior Notes due 2026 (the “2026 Notes” and, together with the 2021 Notes, the “Notes”), pursuant to supplemental indenture no. 2, dated as of March 10, 2016 (the “Second Supplemental Indenture”), among the Issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to an indenture, dated as of December 2, 2014 (the “Base Indenture,” and together with the Second Supplemental Indenture, the “Indenture”), among the Issuer, the Company and the Trustee. The sale of the Notes has been registered with the Securities and Exchange Commission (the “SEC”) in a registration statement on Form S-3 (File No. 333-200387) (the “Registration Statement”).

The net proceeds from the offering were approximately $1,188.2 million, after deducting the underwriting discount and offering expenses paid by the Issuer. The Company intends to use the net proceeds of the offering to repay amounts borrowed under a senior unsecured 364-day revolving credit agreement with the Issuer, as borrower, the Company, as guarantor, and a syndicate of financial institutions, as lenders, HSBC Bank USA, N.A., as administrative agent, and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and a senior unsecured five-year revolving credit agreement with the Issuer, as borrower, the Company, as guarantor, and a syndicate of financial institutions, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Barclays Bank plc, as syndication agent, with the balance used for general corporate purposes.

Notes and the Indenture

Interest and Maturity

The 2021 Notes will bear interest at the rate of 3.500% per annum and the 2026 Notes will bear interest at the rate of 4.375% per annum. Interest on the Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2016. The 2021 Notes will mature on March 15, 2021 and the 2026 Notes will mature on March 15, 2026.

Guarantee; No Security

The Notes will not be secured and will be the Issuer’s senior obligations. The Notes will be guaranteed on a senior unsecured basis by the Company. The notes will not be guaranteed by any of the Company’s other subsidiaries.

Optional Redemption

Prior to February 15, 2021 (in the case of the 2021 Notes) or December 15, 2025 (in the case of the 2026 Notes), the Issuer may redeem all or part of the Notes of the applicable series at any time or from time to time at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a “make-whole” amount applicable to such Notes as described in the Indenture plus accrued and unpaid interest to, but excluding, the redemption date. On or after February 15, 2021 (in the case of the 2021 Notes) or December 15, 2025 (in the case of the 2026 Notes), the Issuer may redeem all or part of the Notes of the applicable series at any time or from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) with respect to the Notes, unless the Issuer has exercised the option to redeem the Notes, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, on the applicable Notes repurchased to, but not including, the date of repurchase.

Covenants

The Indenture contains covenants, including limitations that restrict the Issuer’s activities, the Company’s ability and the ability of certain of its subsidiaries to create or incur secured indebtedness and enter into sale and leaseback transactions and the ability of the Issuer and the Company to consolidate, merge or transfer all or substantially all of their respective assets and the assets of its subsidiaries, in each case subject to material exceptions described in the Indenture.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or would require the principal and accrued interest on the affected series of Notes to become due and payable immediately following any applicable grace period.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and Second Supplemental Indenture. The Base Indenture was filed with the SEC as Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-200387) on November 20, 2014. The Second Supplemental Indenture, including the form of Global Note representing the 2021 Notes and the form of Global Note representing the 2026 Notes attached thereto, is filed herewith as Exhibit 4.1 and is incorporated herein by reference. Certain legal opinions related to the Notes are attached hereto as Exhibits 5.1 and 5.2 and are incorporated by reference into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 7, 2016, the Issuer entered into an underwriting agreement (the “Underwriting Agreement”) with the Company, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein in connection with the offer and sale by the Issuer of the Notes. The Underwriting Agreement contains representations by the Company and indemnification on certain matters in favor of the underwriters named therein. In the ordinary course of their business, the underwriters and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement. The description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On March 8, 2016, the Company issued a press release announcing the pricing of the Notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On March 10, 2016, the Company issued a press release announcing the closing of the Notes offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The Company’s Computation of Ratio of Earnings to Fixed Charges for the transition period from June 28, 2015 to December 31, 2015, and each of the five fiscal years in the five-year period ended June 27, 2015, is filed as Exhibit 12.1 to this Current Report on Form 8-K, and is incorporated by reference into the Registration Statement.

In connection with its re-registration as a public unlimited company under the laws of Ireland, on October 29, 2015, the Issuer adopted a new Constitution. The certificate of incorporation on re-registration of as a public unlimited company and updated Constitution of the Issuer are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated March 7, 2016, among the Issuer, the Company and HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several Underwriters.

Exhibit 3.1	Certificate of Incorporation, dated October 19, 2004, Certificate of Incorporation on re-registration as a public unlimited company, dated October 29, 2015 and Certificate of Incorporation on change of name, dated November 4, 2014, of Perrigo Finance Unlimited Company (formerly known as Perrigo Finance plc).

Exhibit 3.2	Updated Constitution of Perrigo Finance Unlimited Company (formerly known as Perrigo Finance plc).

Exhibit 4.1	Supplemental Indenture No. 2, dated as of March 10, 2016, among the Issuer, the Company and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Form of Global Note representing the Notes (included in Exhibit 4.1).

Exhibit 4.3	Form of Global Note representing the Notes (included in Exhibit 4.1).

Exhibit 5.1	Opinion of A&L Goodbody.

Exhibit 5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

Exhibit 23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).

Exhibit 99.1	Press release issued by Perrigo Company plc on March 8, 2016.

Exhibit 99.2	Press release issued by Perrigo Company plc on March 10, 2016.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains so-called “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s, or its industry’s, actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this Form 8-K are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Risks and uncertainties include risks relating to the successful completion of the transactions contemplated herein. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-KT for the transition period from June 28, 2015 to December 31, 2015, in the subsequent filings with the SEC and in other investor communications of the Company from time to time, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2016

PERRIGO COMPANY PLC (Registrant)

By:	/s/ Judy L. Brown
Judy L. Brown Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 1.1	Underwriting Agreement, dated March 7, 2016, among the Issuer, the Company and HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several Underwriters.

Exhibit 3.1	Certificate of Incorporation, dated October 19, 2004, Certificate of Incorporation on re-registration as a public unlimited company, dated October 29, 2015, and Certificate of Incorporation on change of name, dated November 4, 2014, of Perrigo Finance Unlimited Company (formerly known as Perrigo Finance plc).

Exhibit 3.2	Updated Constitution of Perrigo Finance Unlimited Company (formerly known as Perrigo Finance plc).

Exhibit 4.1	Supplemental Indenture No. 2, dated as of March 10, 2016, among the Issuer, the Company and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Form of Global Note representing the Notes (included in Exhibit 4.1).

Exhibit 4.3	Form of Global Note representing the Notes (included in Exhibit 4.1).

Exhibit 5.1	Opinion of A&L Goodbody.

Exhibit 5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

Exhibit 23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).

Exhibit 99.1	Press release issued by Perrigo Company plc on March 8, 2016.

Exhibit 99.2	Press release issued by Perrigo Company plc on March 10, 2016.